CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 17, 2007, relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report to Shareholders of Institutional Fiduciary Trust Franklin Cash Reserves Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California
October 25, 2007






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 17, 2007, relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report to Shareholders of Institutional Fiduciary Trust Money Market Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California
October 25, 2007